UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

to Section 13 or 15(d) OF THE

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2021

Valaris plc

(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cannon Place, 78 Cannon Street

London, England EC4N6AF

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 44 (0) 20 7659 4660

110 Cannon Street

London, England EC4N6EU

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03	Bankruptcy or Receivership.

As previously reported, on August 19, 2020, Valaris plc (the “Company”) and certain of the Company’s wholly owned direct and indirect subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are being jointly administered under the caption In re Valaris plc, et al. (the “Chapter 11 Cases”). On February 5, 2021, the Debtors filed the Debtor’s Fourth Amended Joint Chapter 11 Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code (as amended, modified or supplemented from time to time, the “Plan”).

On March 3, 2021, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan. The Plan is attached to the Confirmation Order as Exhibit A.

The Debtors expect that the effective date of the Plan will occur as soon as all conditions precedent to the Plan have been satisfied (or waived pursuant to the terms of the Plan) (the “Effective Date”). Although the Debtors are targeting occurrence of the Effective Date early in the second quarter of 2021, the Debtors can make no assurance as to when, or ultimately if, the Plan will become effective. It is also possible that technical amendments could be made to the Plan prior to the Effective Date.

The following is a summary of the material terms of the Plan as approved and confirmed by the Bankruptcy Court. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan and the Confirmation Order, which are attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated by reference herein.

The Plan of Reorganization and Treatment of Claims and Interests

The Plan contemplates the following treatment of claims against and interests in the Debtors:

•	incorporate a new company (the “New Valaris Holdco”) that, as of the Effective Date, directly or indirectly will hold the equity interests in the Reorganized Debtors;

•	other than the DIP Claims, Administrative Claims, Professional Fee Claims and Priority Tax Claims, the Claims and Interests in the Debtors have been classified into 14 classes, the treatment of which is set forth in Article III of the Plan;

•	each holder of claims arising under the revolving credit facility provided for under that certain Amended and Restated Credit Agreement, dated as of May 7, 2013, by and among the Company, as the borrower, and the other parties thereto (the “Credit Facility Claims”) (Class 3) will receive: (a) its Pro Rata share of the RCF Base Treatment Pool, if such holder is a Non-Consenting Lender; (b) its Pro Rata share of $96,053,481.87 and its Pro Rata share of the Consenting Base Treatment Distributable Shares, if such holder is a Consenting Base Treatment Lender; and (c) its Pro Rata share of the RCF New Money Participation Treatment (which includes $7,802,007.88 in cash), if such holder is a New Money Participating Credit Facility Creditor;

•	holders of claims with respect to the 2020 Notes and the 2040 Notes (the “Pride Bond Claims”) (Class 4) will receive their Pro Rata share of: (a) 8.808% of the Senior Notes Distributable Pool and (b) an aggregate $1.25 million payment in cash;

•	holders of claims with respect to the 2027 Debentures (the “Ensco International Bond Claims”) (Class 5) will receive their Pro Rata share of: (a) 1.549% of the Senior Notes Distributable Pool and (b) and aggregate $1 million payment in cash;

•	holders of claims with respect to the 3.0% 2024 Notes (the “Jersey Bond Claims”) (Class 6) will receive their Pro Rata share of 20.204% of the Senior Notes Distributable Pool;

•	holders of claims with respect to the 2021 Notes, the 8.0% 2024 Notes, the 4.5% 2024 Notes, the 5.2% 2025 Notes, the 2026 Notes, and the 5.75% 2044 Notes (the “Valaris Bond Claims”) (Class 7) will receive their Pro Rata share of 36.834% of the Senior Notes Distributable Pool;

•	holders of claims with respect to the 2022 Notes, the 2042 Notes, the 4.75% 2024 Notes, the 5.85% 2044 Notes, and the 7.375% 2025 Notes (the “Legacy Rowan Bond Claims”) (Class 8) will receive their Pro Rata share of: (a) 32.605% of the Senior Notes Distributable Pool and (b) an aggregate $23.75 million payment in cash;

•	holders of claims arising from allowed general unsecured claims (each a “GUC Claim”) (Class 9) shall receive payment in full in cash within ninety days after the later of (a) the Effective Date and (b) the date such GUC Claim comes due;

•	holders of the Existing Interests in the Company (Class 13), including the Company’s common stock, will receive their Pro Rata share of those certain warrants (the “New Warrants”) to purchase new common shares or new ordinary shares, as applicable, issued by the New Valaris Holdco (the “New Valaris Equity”);

•	issuance and distribution of the Rights pursuant to the Rights Offering and subsequent issuance and distribution of New Warrants and New Secured Notes as set forth in the Plan; and

•	implementation of the Restructuring Transactions to effectuate a corporate reorganization that will align and consolidate the Debtors’ businesses and related assets and liabilities.

Additional information regarding the classification and treatment of claims and interests can be found in Article III of the Plan. Capitalized terms used but not specifically defined herein have the meanings specified for such terms in the Plan.

Capital Structure

There were 199,613,642 shares of the Company’s common stock outstanding as of February 22, 2021. Under the Plan, the New Valaris Holdco’s New Organizational Documents will become effective on the Effective Date. Pursuant to the Plan, New Valaris Holdco is authorized to issue the New Warrants, the New Valaris Equity, and the New Secured Notes (collectively called the “New Capital”). The New Capital issued pursuant to the Plan, including any New Capital issued upon the exercise of the rights to participate in the Rights Offering, all New Capital issued to the Backstop Parties in respect of their Backstop Commitments and the premium for their commitments under the Backstop Agreement will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by section 1145 of the Bankruptcy Code and, to the extent such exemption is unavailable, will be issued in reliance on the exemption provided by section 4(a)(2) under the Securities Act or another applicable exemption.

Settlement, Releases and Exculpations

The Plan incorporates an integrated compromise and settlement of claims to achieve a beneficial and efficient resolution of the Chapter 11 Cases. Unless otherwise specified in the Plan, the settlement, distributions, and other benefits provided under the Plan, including the releases and exculpation provisions included therein, are in full satisfaction of all claims and causes of action that could be asserted.

The Plan provides releases and exculpations for the benefit of the Debtors, certain of the Debtors’ claimholders, other parties in interest and various parties related thereto, each in their capacity as such, from various claims and causes of action, as further set forth in Article VIII of the Plan.

Certain Information Regarding Assets and Liabilities of the Debtors

Information regarding the assets and liabilities of the Debtors as of the most recent practicable date is hereby incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities and Exchange Commission on March 2, 2021.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
2.1*†	Fourth Amended Joint Chapter 11 Plan of Reorganization of Valaris plc and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (incorporated by reference to Exhibit A of the Confirmation Order attached as Exhibit 99.1 hereto).
99.1*†	Order Confirming Fourth Amended Joint Plan of Reorganization.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

* Included herewith.

† Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valaris plc

By:	/s/ Michael T. McGuinty
Name:	Michael T. McGuinty
Title:	Senior Vice President and General Counsel

Dated: March 5, 2021